Exhibit 99.1

Fathom Announces Divestiture of Dagley Insurance

CARY, N.C., May 6, 2024 – Fathom Holdings Inc. (Nasdaq: FTHM) ("Fathom" or the "Company"), a national, technology-driven, end-to-end real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings for brokerages and agents, today announced the divestiture of Dagley Insurance (“Dagley” or “DIA”) to DIA founder Nathan Dagley for a total purchase price of $15 million (the "Transaction"), including $8.0 million paid at closing and $7.0 million paid over the next 24 months. The proceeds from the transaction will be used to strengthen Fathom’s financial position and support its growth initiatives.

Dagley Insurance will continue to work closely in support of the Fathom Realty agent network across the 47 states in which it operates, providing their real estate clients with a range of high-quality service offerings. Fathom Realty’s agents will not experience any change in how they currently work with Dagley Insurance.

"We are pleased to announce the successful agreement to sell our insurance business while continuing our deep relationship with the Dagley Insurance team," stated Marco Fregenal, CEO of Fathom Holdings, Inc. "This strategic decision strengthens our balance sheet while advancing our agent growth strategy. The infusion of capital resulting from this transaction provides us with essential capital to confidently navigate any potential future headwind and positions us to generate increased value for our shareholders through targeted growth endeavors and the exploration of further investment opportunities within our core operations."

"Collaborating closely with Nathan Dagley and the DIA team has been instrumental in this journey, and I extend my heartfelt appreciation for their unwavering dedication and shared vision. Together, we are poised to further elevate the insurance offerings and services available to our Fathom Realty agents and clients, reaffirming our commitment to excellence in every facet of our operations," adds Fregenal.

“I would like to express my gratitude to Marco Fregenal, Fathom founder Josh Harley, and Fathom Realty Chief Operating Officer Samantha Giuggio for their support over the past three years,” said Nathan Dagley, President of Dagley Insurance. “My tenure at Fathom has not only fostered numerous valuable relationships but has also significantly contributed to the growth of Dagley Insurance. I am thrilled to announce that DIA will continue serving the exceptional real estate agents at Fathom, and the loan officers and staff at Fathom subsidiaries Encompass Lending and Verus Title. This ongoing relationship is made possible by the steadfast support of Marco and the leadership team, for which we are profoundly thankful and we cherish the opportunity to remain a part of this family. I must also commend my dedicated team, who consistently overcame every challenge with determination and skill. We are enthusiastic about the future and committed to providing top-tier insurance solutions for our collective clients.”

About Fathom Holdings Inc.

Fathom Holdings Inc. is a national, technology-driven, real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings to brokerages and agents by leveraging its proprietary cloud-based software, intelliAgent. The Company's brands include Fathom Realty, Dagley Insurance, Encompass Lending, intelliAgent, LiveBy, Real Results, and Verus Title. For more information, visit www.FathomInc.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including market conditions, risks associated with the cash requirements of Fathom's business, risks of the loss of insurance revenue as a result of the transaction, competition, ongoing and potential future litigation, and other risks set forth in the Risk Factors section of the Company's most recent Form 10-K as filed with the SEC and supplemented from time to time in other Company filings made with the SEC. Copies of Fathom's Form 10-K and other SEC filings are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

Alex Kovtun and Matt Glover
Gateway Group, Inc.
949-574-3860
FTHM@gateway-grp.com